SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

  / / Preliminary Proxy Statement
  /x/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             MILLER INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

  /x/ No fee required.
 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

  / / Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

      ______________________________________________


  2)  Form, Schedule or Registration Statement No.:

      ______________________________________________

  3)      Filing Party:

      ______________________________________________

 4)      Date Filed:

      ______________________________________________

                         MILLER INDUSTRIES, INC. [LOGO]
                               8503 HILLTOP DRIVE,
                            OOLTEWAH, TENNESSEE 37363
                                 (423) 238-4171

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of Miller Industries, Inc. (the "Company") will be held at 10:00 a.m. (Eastern Time), on Friday, October 15, 1999 at Atlanta Mariott Norcross, 475 Technology Parkway, Norcross, Georgia 30092, for the following purposes:

         1.       To elect six (6)  directors  to hold  office for a term of one
                  (1) year or until their successors are duly elected and qualified; and


         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on August 23, 1999 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

                                  By order of the Board of Directors,


                                  Frank Madonia
                                  Secretary

Atlanta, Georgia
August 30, 1999


================================================================================
WE URGE YOU TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.
================================================================================

                             MILLER INDUSTRIES, INC.
                               8503 HILLTOP DRIVE,
                            OOLTEWAH, TENNESSEE 37363
                                 (423) 238-4171

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS


         The accompanying proxy is solicited by the Board of Directors of Miller Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Atlanta Mariott Norcross, on Friday, October 15, 1999 at 10:00 a.m. (Eastern Time), and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about August 30, 1999.

         A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the six director nominees.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Only holders of the common stock of the Company, $0.01 par value per share (the "Common Stock"), at the close of business on August 23, 1999 are entitled to vote at the Annual Meeting. On such date, the Company had issued and outstanding 46,694,297 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any other party other than its regular employees for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 12, 1999, certain information with respect to (a) all shareholders known to be "beneficial owners" (as that term is defined in the rules of the Securities and Exchange Commission) of more than five percent of the Common Stock; and (b) the Common Stock "beneficially owned" (i) by each director or nominee for director, (ii) by the executive officers named above under "Executive Officers of the Registrant," and
(iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                        AMOUNT AND NATURE
                                                          OF BENEFICIAL       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNERSHIP<F1>        CLASS<F1>
------------------------------------                       -------------        ---------
William G. Miller<F2>                                      6,931,791 <F3>        14.81%
Jeffrey I. Badgley                                           364,756 <F4>             *
Frank Madonia                                                323,756 <F5>             *
J. Vincent Mish                                              325,631 <F6>             *
James A. McKinney                                                  -                  *
Adam L. Dunayer                                               83,500 <F7>             *
A. Russell Chandler, III                                      95,919 <F8>             *
Paul E. Drack                                                 95,918 <F9>             *
Richard H. Roberts                                            80,918 <F10>            *
All Executive Officers and Directors as a Group            8,042,263 <F11>       17.19%
     (11 persons)
----------------------------

*      Less than one percent
<F1>   The Percent of Class  column  represents  the  percentage  that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options and rights to acquire shares of Common Stock held by such person or group.
<F2>   Mr. Miller's business address is c/o Miller Industries, Inc., 3220 Pointe
       Parkway, Suite 100, Norcross, Georgia 30092.
<F3>   Includes  546,444  shares held by the Miller Family  Foundation,  Inc., a
       Georgia non-profit corporation of which Mr. Miller is the sole director.
<F4>   Includes 288,179 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F5>   Includes 245,679 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F6>   Includes 247,554 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F7>   Includes  83,500 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F8>   Includes  95,919 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F9>   Includes  95,918 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F10>  Includes  80,918 shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.
<F11>  Includes  1,364,688  shares which are issuable  pursuant to options which are exercisable within sixty days of the date set forth above.

                        PROPOSAL 1: ELECTION OF DIRECTORS


         Pursuant to the Company's Charter and Bylaws, the Board has fixed the number of directors at six. Under the terms of the Company's Charter and Bylaws, the members of the Board of Directors comprise a single class and at each annual meeting of shareholders all directors will be elected. The directors, if reelected, will serve until the annual meeting of shareholders in 2000. The Board may fill directorships resulting from vacancies or may increase the number of directors to as many as fifteen or decrease such number to as few as three directors. Executive officers are appointed annually and serve at the discretion of the Board of Directors.


         Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.


         The nominees for election shall be elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shareholder shall have one vote for each director for each share of Common Stock held by such shareholder.


         The following persons are the nominees for election to serve as directors. All six nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.


      NAME OF DIRECTOR                       BACKGROUND INFORMATION
      ----------------                       ----------------------

Jeffrey I. Badgley            Mr.  Badgley,  47, has  served as Chief  Executive
                              Officer of the Company  since  November  1997,  as
                              President of the Company  since June 1996 and as a
                              director  since January 1996. In June 1997, he was
                              named Co-Chief Executive Officer of the Company, a
                              title he shared  with Mr.  Miller  until  November
                              1997.  Mr. Badgley served as Vice President of the
                              Company from 1994 to 1996, and as Chief  Operating
                              Officer  of the  Company  from  June  1996 to June
                              1997.  In  addition,  Mr.  Badgley  has  served as
                              President of Miller  Industries  Towing  Equipment
                              Inc.  since  1996.  Mr.  Badgley  served  as  Vice
                              President--Sales   of  Miller   Industries  Towing
                              Equipment  Inc.  from 1988 to 1996.  He previously
                              served as Vice  President--Sales  and Marketing of
                              Challenger   Wrecker   Corporation    ("Challenger
                              Wrecker"),   from  1982   until   joining   Miller
                              Industries Towing Equipment Inc.

A. Russell Chandler, III      Mr. Chandler,  54, has served as a director of the
                              Company since April 1994.  He currently  serves as
                              Chairman  of  Amplified.Com,   an  internet  music
                              provider, and is founder and Chairman of Whitehall
                              Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August
                              1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as President and Chief Executive Officer until its sale in 1983. In addition, Mr. Chandler serves on a number of community advisory boards, including the Wharton Graduate Advisory Board and the Georgia Tech Foundation Board of Trustees.

Paul E. Drack                 Mr.  Drack,  70, has  served as a director  of the
                              Company  since  April  1994.  Mr.  Drack is also a
                              director of Euramax  International  PLC. Mr. Drack
                              retired in December  1993 as  President  and Chief
                              Operating Officer of AMAX Inc.,  positions he held
                              since  August 1991.  From 1985 to 1991,  Mr. Drack
                              served  in  various   capacities   for   operating
                              subsidiaries of AMAX Inc. including Chairman, President and Chief Executive Officer of Alumax
                              Inc. and President of Kawneer Company. He was a director of AMAX Inc. from 1988 to 1993. Prior to its acquisition by Cyprus Minerals in November
                              1993, AMAX Inc. was a producer of aluminum and manufactured aluminum products with interests in domestic energy and gold production.

James A. McKinney             Mr.  McKinney,  54, has served as Chief  Executive
                              Officer of RoadOne, Inc. and as a director of the Company since June 1999. From August 1998 through
                              June 1999, Mr.  McKinney  served as Executive Vice
                              President of Rollins, Inc., a national consumer services company. From January 1997 through May
                              1998, Mr.  McKinney  served as the Chief Executive
                              Officer of Skywire. From 1993 to 1997 he served as Senior Vice President for Federal Express, an international express transportation company.

William G. Miller             Mr.  Miller,  52,  has served as  Chairman  of the
                              Board  since  April  1994.   He  served  as  Chief
                              Executive  Officer of the Company  from April 1994
                              until  June  1997.  In  June  1997,  he was  named
                              Co-Chief Executive Officer, a title he shared with
                              the Company's President,  Jeffrey I. Badgley until
                              November 1997. Mr. Miller also served as President
                              of the  Company  from April 1994 to June 1996.  He
                              served as Chairman  of Miller  Group,  Inc.,  from
                              August  1990  through May 1994,  as its  President
                              from August  1990 to March 1993,  and as its Chief
                              Executive  Officer from March 1993 until May 1994.
                              Prior  to  1987,  Mr.  Miller  served  in  various
                              management   positions  for  Bendix   Corporation,
                              Neptune         International         Corporation,
                              Wheelabrator-Frye  Inc. and The Signal  Companies,
                              Inc.

Richard H. Roberts            Mr.  Roberts,  45, has served as a director of the
                              Company since April 1994. Mr. Roberts currently serves as Senior Vice President, Secretary and
                              General Counsel of Forward Air Corporation, a position he has held since August, 1994. He also holds similar positions with Landair Corporation which he has held since September, 1998. Mr.
                              Roberts was partner in the law firm of Baker, Worthington, Crossley & Stansberry, counsel to the
                              Company, from January 1991 to August 1994 and prior thereto was an associate of the firm. Mr.
                              Roberts  has  served  as  a  director  of  Landair
                              Services, Inc. since May 1995.

         The Board of Directors held 8 meetings during the fiscal year ended April 30, 1999. The Board of Directors has standing Audit, Compensation and Nominating Committees. The Audit Committee is comprised of Messrs. Chandler, Drack and Roberts. The Audit Committee meets with the Company's independent auditors to review the Company's financial statements and it is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held 4 meetings during fiscal 1999.

         The purpose of the Compensation Committee is to establish, among other things, salaries, bonuses and other compensation for the Company's officers, and to administer the Company's stock option and other employee benefit plans. Messrs. Chandler, Drack and Roberts comprise the Compensation Committee, which met 5 times during fiscal 1999.

         The Nominating Committee is comprised of Messrs. Chandler, Drack and Miller. The Nominating Committee was established to evaluate candidates for service as directors to the Company. The Nominating Committee held 2 meeting during fiscal 1999. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for nominations set forth in Article I, Section 1.2, of the Company's Bylaws.

         All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of the Company's other most highly compensated executive officers as of the end of fiscal 1999 who earned in excess of $100,000 in salary and bonus during fiscal 1999 (collectively, the "Named Executive Officers").

                                                                                                 LONG TERM
                                                            ANNUAL COMPENSATION <F1>           COMPENSATION
                                                                                                  AWARDS
                                                            ----------------------     ----------------------------
                                                                                       SECURITIES           ALL
                                                                                       UNDERLYING          OTHER
                                                              SALARY       BONUS        OPTIONS        COMPENSATION
          NAME AND PRINCIPAL POSITION               YEAR        ($)         ($)           (#)               ($)
          ---------------------------               ----      -------     -------        ------        -------------
William G. Miller<F2> <F3>                          1999     $180,000        -             -                -
   Chairman                                         1998      162,500     $129,167         -                -
                                                    1997      150,000       54,167         -                -

Jeffrey I. Badgley <F2>                             1999      191,667      60,000       120,000 <F6>    $ 1,653 <F4>
   President and Chief Executive Officer            1998      162,500     119,417        35,000           2,056 <F4>
                                                    1997      119,167      37,417        90,000           1,266 <F4>

Frank Madonia <F2>                                  1999      145,625      48,333        90,000 <F6>      1,592 <F4>
   Executive Vice President, Secretary and          1998      132,500      97,083        22,000           1,292 <F4>
   General Counsel                                  1997       99,167      33,750        72,000           1,079 <F4>

J. Vincent Mish <F2>                                1999      120,000      48,333         7,500           1,205 <F4>
   Vice President, Chief Financial Officer and      1998      120,000      93,063        22,000           1,167 <F4>
   President of the Financial Services Group        1997      99,167       30,750        72,000             813 <F4>

Adam L. Dunayer <F2> <F5>                           1999      145,625      40,000        90,000 <F6>        737 <F4>
   Executive Vice President and Chief               1998      132,500      80,000        72,000             562 <F4>
   Financial Officer                                1997       66,766        -          120,000             -
-----------------------

<F1> Excludes  perquisites  and other personal  benefits  aggregating  less than
     $50,000 or 10% of the named executive officer's annual salary and bonus
<F4> Bonus awards consist  entirely of amounts  earned in previous  fiscal years which are paid incrementally to the executive officer in the year noted in accordance with the Company's bonus plan. No bonuses were awarded to executive officers based on performance during the 1998 fiscal year.
<F3> Mr.  Miller  served as Co-Chief  Executive  Officer with Mr.  Badgley until
     November 10, 1997. (4) Consists of a matching contribution made to the executive's account in the Company's 401(k) Plan. (5) Mr. Dunayer joined the Company during the 1997 fiscal year and resigned from the Company effective July 31, 1999.
<F4> Consists of a matching  contribution made to the executive's account in the
     Company's 401(k) Plan.
<F5> Mr.  Dunayer  joined the Company  during the 1997 fiscal year and  resigned from the Company effective July 31, 1999.
<F6>Issued in connection  with employment  agreements  entered into in September
    1998, as further described under the heading "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements" below.


OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 1999 under the Company's 1994 Stock Option and Incentive Plan (the "1994 Plan"). The hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                  Individual Grants
                            ----------------------------------------------------------------------------------------------
                                                                                              Potential realizable
                                            Percent of                                          value at assumed
                              Number of        total                                         annual rates of stock
                             Securities       options                                        price appreciation for
                             Underlying     granted to      Exercise or                         option term <F2>
                               Options     employees in     base price     Expiration        -----------------------
           Name              Granted<F1>    fiscal year       ($/Sh)          date          5%($)             10%($)
           ----              -------        -----------       ------          ----          -----             ------
William G. Miller                    0              -              -           -                   -               -
Jeffrey I. Badgley             120,000 <F3>    10.22%         4.1250         9/11/08       $ 311,303       $ 788,903
Frank Madonia                   90,000 <F3>     7.66%         4.1250         9/11/08         233,477         591,677
J. Vincent Mish                  7,500          0.64%         7.0625         6/26/08          35,859          90,873
Adam L. Dunayer                 90,000 <F3>     7.66%         4.1250        10/31/99         233,477         591,677

<F1> All  options  were  granted  pursuant  to  the 1994  Plan,  have a  term of ten  years,  and vest in  one-fourth increments  annually from  the date of grant.
<F2> These amounts represent  assumed rates of appreciation  only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
<F3>Issued in connection  with employment  agreements  entered into in September
    1998, as further described under the heading "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements" below.

OPTIONS EXERCISED IN LAST FISCAL YEAR, FISCAL YEAR END OPTION VALUES

         The following table summarizes certain information regarding option exercises during the fiscal year ended April 30, 1999 and year end option values of the Named Executive Officers. The Named Executive Officers did not exercise any options during the fiscal year.

-------------------------- ------------------------------------------ ------------------------------------------
                                Number of securities underlying           Value of unexercised in-the-money
          Name               unexercised options at April 30, 1999          options at April 30, 1999 <F1>
                                        (No. of shares)
                           ------------------------------------------ ------------------------------------------
                               Exercisable         Unexercisable          Exercisable         Unexercisable
-------------------------- -------------------- --------------------- -------------------- ---------------------
William G. Miller                      -                     -                      -                    -

Jeffrey I. Badgley               235,929               216,000              $ 390,041            $ 144,316

Frank Madonia                    206,804               161,625                368,348              108,960

J. Vincent Mish                  206,804                79,125                368,348               24,585

Adam L. Dunayer                   78,000               204,000                      0               84,375

<F1>  Reflects the market value of the underlying securities at the closing price on the New York Stock Exchange on April 30, 1999 ($5.0625), less the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

         In May 1999, the Company entered into an employment agreement with Mr. McKinney. The employment agreement provides for a three-year term, to be automatically extended at the next shareholders' meeting following the initial term, and at every shareholders' meeting thereafter unless within 10 days following such shareholders' meeting, the Company gives written notice that the employment agreement will not be extended. Notwithstanding these renewal provisions, the employment agreement will expire upon Mr. McKinney's 65th birthday. Under the employment agreement Mr. McKinney receives a base salary of $250,000, subject to annual review by the Board of Directors. Additionally, Mr. McKinney may participate in any bonus plans or other benefits generally available to executive officers of the Company. The Company may terminate Mr. McKinney for any reason upon written notice. However, if Mr. McKinney is terminated pursuant to a change in control (as defined in his change in control agreement described below) or for other than "just cause" (as defined in the employment agreement), 100% of Mr. McKinney's options to acquire Company stock granted pursuant to the Company's Stock Option and Incentive Plan will vest and become immediately exercisable, and the Company must pay Mr. McKinney his current base salary plus bonuses and health and life insurance benefits for a period of three years, or until the end of the term of the employment agreement, whichever is shorter. The employment agreement also provides for non-competition and confidentiality during employment and for a period ending two years from termination or expiration of the employment agreement (or one year if termination occurs pursuant to a change in control).

         In May 1999, the Company also entered into a change in control agreement with Mr. McKinney. The change in control agreement provides for a three-year term, to be automatically extended at the next shareholders' meeting following the initial term, and at every shareholders' meeting thereafter unless within 10 days following such shareholders' meeting, the Company gives written notice that the change in control agreement will not be extended. Notwithstanding these renewal provisions, the change in control agreement will expire upon Mr. McKinney's 65th birthday. Upon termination within 6 months prior to or 2 years after a change in control (as defined in the change in control agreement), Mr. McKinney is entitled to payment of then current salary, plus bonuses and incentives, and health and life insurance coverage for a period of three years following termination.

         In September 1998, the Company entered into employment agreements with Messrs. Badgley, Dunayer, and Madonia. Each employment agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual's 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. The employment agreements provide for base salaries of $200,000 to Mr. Badgley, $165,000 to Dunayer, and $165,000 to Mr. Madonia, each subject to annual review by the Board of Directors. Additionally, each individual may participate in any bonus plans or other benefits generally available to executive officers of the Company. The Company may terminate Messrs. Badgley, Dunayer, or Madonia pursuant to their respective employment agreements for any reason upon written notice. However, if termination is for other than "just cause" (as defined in the employment agreements), 100% of the terminated individual's options on Company stock granted pursuant to the Company's Stock Option and Incentive Plan will vest and become immediately exercisable, and the Company must pay the terminated individual his current base salary plus bonuses and health and life insurance benefits for a period of three years, or until the end of the term of the employment agreement, whichever is shorter. Finally, each employment agreement also provides for non-competition and confidentiality during employment and for a period ending two years from termination or expiration of the employment agreement (or one year if termination occurs pursuant to a change in control as defined in each individual's change in control agreement described below).

         In September 1998, the Company entered into change in control agreements with Messrs. Badgley, Dunayer, and Madonia. Each change in control agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual's 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. Upon termination within 6 months prior to or 2 years after a change in control (as defined in each respective change in control agreement), Messrs. Badgley, Dunayer, and Madonia are entitled to payment of then current salary, plus bonuses and incentives, and health and life insurance coverage for a period of three years following termination.

         In July 1997, the Company entered into an employment agreement with Mr. Miller which provides for a base salary as agreed to by the Company and Mr. Miller from time to time, but which shall in any event be substantially the same as the base salary of the Chief Executive Officer of the Company. Mr. Miller also receives certain insurance and other benefits as are generally provided by the Company to its executive employees. Mr. Miller's employment agreement is for an indeterminate term and requires Mr. Miller to meet certain concurrent employment conditions with the Company or its affiliates. Employment may be terminated by either party upon three years written notice or for "cause," as defined in the employment agreement. The agreement also provides for non-competition by Mr. Miller for a period ending three years from termination of the agreement if the agreement is terminated by breach of Mr. Miller.

COMPENSATION OF DIRECTORS

         The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee service. Upon initial election to the Board, each non-employee director is granted an option to purchase 10,000 shares of Common Stock as of the date of becoming a director. In addition, on the first business day following each annual meeting of shareholders, each non-employee director receives an option to purchase a number of shares of the Company's common stock equal to $32,500 divided by the Black-Scholes value (as established by the Company's independent accountant) of an option to purchase one such share, and up to 2,000 additional shares based upon the earnings of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1999, the Compensation Committee was comprised of Messrs. Chandler, Furbacher and Roberts, all of whom were non-employee directors. Mr. Furbacher retired from the Board in June 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW. The Company's general compensation policies on executive officer compensation are administered by the Compensation Committee (the "Committee") of the Board of Directors; however, the Committee submits its determinations to the full Board for its comments and concurrence. All members of the Committee are non-employee directors. It is the responsibility of the Committee to determine whether the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

         The three components of executive officer compensation are base salary, annual cash bonus awards and stock option grants, except with respect to the Chairman, who declined any stock option award in fiscal 1999 as has been his custom in previous years. In addition to the Committee's determinations on base salary and bonus award, the Committee administers the 1994 Plan and recommends to the Board of Directors the options to be granted to executive officers.

         The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget, its position within its industry sectors and the compensation policies of similar companies in its business sectors. The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

         During fiscal 1999, the Compensation Committee conducted an executive compensation study with the assistance of an independent consulting firm specializing in these matters. The Committee compared compensation packages, including salary, bonus and equity incentives, of executive management of other companies with those of the Company. The Committee noted that the compensation packages of the Company's executive officers were in general substantially below the averages reflected in this survey. As a result of this study, the Company began the incremental process of increasing the compensation of its executive officers by entering into the employment agreements described under "Employment Contracts, Termination of Employment, Severance and Change in Control
Arrangements", providing for the salary increases and the option grants reflected in such agreements.

         OPTION GRANTS. The Company uses grants of options to better align the interests of the Company's officers and employees with the long-term interests of the Company and its shareholders. All options for the purchase of 500 or more shares generally vest in four equal annual installments, and all options for the purchase of fewer than 500 shares vest in two equal annual installments. All options are exercisable until the tenth anniversary of the grant date unless otherwise earlier terminated pursuant to the terms of the individual option agreement. During the 1999 fiscal year, the Company granted an aggregate of 1,174,652 options to employees and executive officers under the 1994 Plan. The Named Executive Officers received options for the purchase of an aggregate of 507,500 shares, or 43.2% of the total shares subject to option grants granted in the 1999 fiscal year under the 1994 Plan which were granted in connection with the employment agreements referenced under "Employment Agreements" below. The Committee strongly believes it is important for the non-executive officer employees of the Company to have a long-term equity interest in the Company.

         SALARIES. During fiscal 1999, the Committee reviewed the salaries of all executive officers and the established levels of participation of those officers in the Company's Cash Bonus Plan and the 1994 Plan. In its review, the Committee discussed the performance of the executive officers with the Chief Executive Officer and further considered the compensation packages, employment agreements (as applicable) and existing stock options (as applicable) of each officer and of the Chief Executive Officer. The Committee's review of executive officer compensation included consideration of individual performance and contribution to the Company, a comparison to compensation paid to executive officers in companies of similar size in related industries, the financial performance of the Company, and other factors the Committee believed were relevant in making its determination.

         EMPLOYMENT AGREEMENTS. Each of Messrs. Badgley, Miller, Madonia, McKinney and Dunayer is a party to an employment agreement with the Company or a subsidiary of the Company, which is described under "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements."

         FEDERAL INCOME TAX DEDUCTIBILITY  LIMITATION ON EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code was enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer or any other of the four highest compensated officers. The Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, executive compensation pursuant to the 1994 Plan should be qualifying "performance based" compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, including base salary and amounts awarded under the Cash Bonus Plan, are not excluded from the limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Committee believes that performance based compensation is desirable and can be structured in a manner to constitute qualifying as performance based compensation under Section 162(m).

                               A. Russell Chandler, III
                               Richard H. Roberts

PERFORMANCE GRAPH

         The following line graph compares the percentage change in the cumulative shareholder return of the Common Stock with The New York Stock Exchange Composite Index and the Standard & Poor's Heavy Trucks and Parts Index over the period of time from August 2, 1994 (the date of the Company's initial public offering) through April 30, 1999. The Common Stock was quoted on the Nasdaq Stock Market's National Market until December 19, 1995, and since that date has traded on the New York Stock Exchange. The respective returns assume reinvestment of dividends paid.

                                      COMPARISON OF CUMULATIVE TOTAL RETURNS

                                             [stock performance graph]

--------------------------------------------------------------------------------------------------------
                                       | 8/2/94  | 4/28/95  | 4/30/96  | 4/30/97  | 4/30/98  | 4/30/99
---------------------------------------|---------|----------|----------|----------|----------|----------
Miller Industries, Inc.                |  100    |   161    |   372    |   475    |   315    |   205
---------------------------------------|---------|----------|----------|----------|----------|----------
NYSE Composite Index                   |  100    |   109    |   138    |   164    |   227    |   249
---------------------------------------|---------|----------|----------|----------|----------|----------
S&P Heavy Duty Trucks & Parts          |  100    |   103    |   114    |   142    |   221    |   252
------------------------------------------------------------ ---------- ---------- ---------- ----------

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were complied with, and the Company is not aware of any filing delinquencies.

                    DEADLINES FOR SUBMISSION TO SHAREHOLDERS
                       OF PROPOSALS TO BE PRESENTED AT THE
                       2000 ANNUAL MEETING OF SHAREHOLDERS

         Any proposal intended to be presented for action at the 2000 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than May 2, 2000 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2000 Annual Meeting of Shareholders. In the event that a proposal intended to be presented for action at the 2000 Annual Meeting of Shareholders by any shareholder of the Company is not received by the Secretary of the Company on or before July 16, 2000, then the management proxies would be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting, whether or not the matter is discussed in the Proxy Statement. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Securities and Exchange Commission at the time in effect.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted for the purposes of determining a quorum. Abstentions and non-votes are treated as votes against the proposals presented to the shareholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                  MISCELLANEOUS

         It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxies promptly.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1999 IS INCLUDED WITHIN THE ANNUAL REPORT PREVIOUSLY MAILED TO SHAREHOLDERS. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST UPON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST. REQUESTS SHOULD BE MADE IN WRITING TO FRANK MADONIA, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, MILLER INDUSTRIES, INC., 8503 HILLTOP DRIVE, OOLTEWAH, TENNESSEE 37363.

                             MILLER INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                            FRIDAY, OCTOBER 15, 1999


                                      PROXY


      The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller and Frank Madonia, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be heldat Atlanta Mariott Norcross on Friday, the 15th day of October, 1999, at 10:00 a.m., and at any and all adjournments thereof as follows:


         (1) / / FOR all of the following nominees (except as marked to the contrary below):

                  NOMINEES:  Jeffrey I. Badgley, A. Russell Chandler,  III, Paul
                  E. Drack, James A. McKinney, William G. Miller and Richard H. Roberts.


              / / WITHHOLD AUTHORITY to vote for all nominees listed.

                  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________
                     ______________________________________

         (2) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.


     THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.


     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 30, 1999 and the Proxy Statement furnished therewith.


                                 Dated and signed ____ __________________, 1999

                                 --------------------------------------------

                                 --------------------------------------------

                                 (Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer.)

     This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.